FOR RELEASE: March 25, 2026

For further information, contact:

Rob Werkmeister, Senior Vice President of Marketing & Customer Experience
rwerkmeister@ruger.com

Ruger Board of Directors Confirms Receipt of Beretta Letter

Proposing a Partial Tender Offer That Has Not Commenced.

Stockholders Do Not Need to Take Any Action At This Time

Mayodan, NC -- Sturm, Ruger & Company, Inc. (NYSE: RGR) (“Ruger” or the “Company”) today confirmed that its Board of Directors (the “Board”) has received a letter from Beretta Holding S.A. ("Beretta"), in which Beretta proposes, subject to certain conditions, to commence a partial tender offer for up to 20.05% of the outstanding shares of the Company, which if successful would effectively increase Beretta’s ownership stake in Ruger to approximately 30%. Such proposed partial tender offer has not actually commenced.

Shareholders do not need to take any action at this time. The Board, in consultation with its financial and legal advisors, will assess Beretta’s letter and respond in due course.

About Ruger Firearms

Sturm, Ruger & Co., Inc. is one of the nation's leading manufacturers of rugged, reliable firearms for the commercial sporting market. With products made in America, Ruger offers consumers almost 800 variations of more than 40 product lines, across the Ruger, Marlin and Glenfield brands. For over 75 years, Sturm, Ruger & Co., Inc. has been a model of corporate and community responsibility. Our motto, “Arms Makers for Responsible Citizens®,” echoes our commitment to these principles as we work hard to deliver quality and innovative firearms.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance. Such forward-looking statements also include, among others, statements with respect to the tender offer proposed by Beretta, including without limitation statements with respect to whether or not the proposed tender offer will commence at all. The forward looking statements in this press release are based upon the current beliefs, assumptions and expectations of the Company, including without limitation with respect to the Company’s current and future plans, strategies, positioning, resources and capabilities, financial, operating and other performance and the occurrence or non-occurrence of certain events, and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this press release because of a variety of factors, including without limitation those detailed in the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, Current Reports on Form 8-K and other filings made by the Company with the SEC, as well as actions taken or not taken by Beretta. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in beliefs, assumptions or expectations or any change in events, conditions or circumstances on which any such statements are based.

Additional Information and Where to Find It

The tender offer proposed by Beretta described in this press release has not commenced. This press release is for informational purposes only and is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell shares of the Company, nor is it a substitute for any tender offer materials that Beretta or the Company will be required to file with the SEC if the tender offer commences. If the tender offer is commenced, Beretta will be required to file a Tender Offer Statement on Schedule TO with the SEC, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE COMPANY’S SECURITY HOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING ANY OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND ANY OTHER TENDER OFFER DOCUMENTS) AND THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER, IF THE TENDER OFFER COMMENCES. IF THE TENDER OFFER IS COMMENCED, BERETTA’S TENDER OFFER STATEMENT ON SCHEDULE TO (INCLUDING THE RELATED EXHIBITS) AND THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, IF THE TENDER OFFER IS COMMENCED, (I) BERETTA HAS STATED THAT THE TENDER OFFER MATERIALS THAT ARE FILED BY BERETTA WITH THE SEC WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF THE COMPANY FREE OF CHARGE FROM THE INFORMATION AGENT FOR THE TENDER OFFER AND (II) THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF THE COMPANY FREE OF CHARGE BY THE COMPANY.